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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 2, 2005


                             NORDSTROM CREDIT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Colorado                    0-12994                     91-1181301

(STATE OR OTHER JURISDICTION    (COMMISSION FILE           (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)             IDENTIFICATION NO.)


         13531 East Caley Avenue, Centennial, Colorado    80111
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  303-397-4700


                              INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 4.02  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a) On May 2, 2005, the management of Nordstrom Credit, Inc. (the "Company") concluded that the consolidated statements of cash flows reported in the Company's Form 10-K filing for the year ended January 31, 2004 and the Form 10-Q filings for the three interim quarters of fiscal year 2004 should be restated in order to correct a classification error, discussed in detail below. As such, the previously filed financial statements should no longer be relied upon.

We historically classified the cash we have loaned to our affiliate, Nordstrom fsb, as an operating activity in our statements of cash flows. After a review of our cash flow disclosure policies, we determined that this activity should be classified in investing activities and, accordingly, we will restate our previously issued consolidated statements of cash flows.

We have also reclassified balances in our previously issued financial statements to conform to our current presentation.

Management discussed these matters with our independent registered public accounting firm, Deloitte & Touche LLP, which concurred with our decisions.

The restatement and reclassifications will not change our previously reported net earnings or shareholders' equity.

































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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORDSTROM, INC.



                                           By:  /s/ Michael G. Koppel
                                                -----------------------
                                                Michael G. Koppel
                                                Vice President and Treasurer



Dated: May 6, 2005